Exhibit 21

SUBSIDIARIES OF
THE COOPER COMPANIES, INC.
A DELAWARE CORPORATION

JURISDICTION OF
NAME    INCORPORATION
THE COOPER COMPANIES, INC.    Delaware
CooperVision, Inc.                New York
TCC Holdings S.a.r.l.        Luxembourg
The Cooper Companies Global Holdings LP    England-Wales
CooperVision International Holding Company, LP    England
CooperVision do Brasil Ltda    Brazil
CooperVision Caribbean Corp.    Cayman Islands
CooperVision Manufacturing Costa Rica, SRL    Costa Rica
CooperVision Singapore Pte Ltd.    Singapore
CooperVision Optical Trading (Shanghai) Company Ltd.    China
CVI Contact Lens India Pvt. Ltd.    India
CooperVision (UK) Holdings Ltd.    United Kingdom
CooperVision Ltd.    United Kingdom
CooperVision Manufacturing Limited    England-Wales
CooperVision Australia Pty Limited    Australia
CooperVision Distribution SPRL    Belgium
Ocular Sciences SAS    France
CooperVision Canada Corp.    Canada
CooperVision GmbH    Germany
CooperVision Italia Srl    Italy
CooperVision Nederland BV    Belgium
CooperVision Nederland B.V., Belgian Branch    Belgium
CooperVision Japan, Inc.    Japan
CooperVision Iberia SL    Spain
Coopervision S.A. (Pty) Limited    South Africa
CooperVision Nordic AB    Sweden
CooperVision Sarl    Switzerland
                    Sauflon Pharmaceuticals Ltd.    United Kingdom
Sauflon CL Ltd    United Kingdom
Sauflon CL Manufacturing & Trading Kft    Hungary
CooperSurgical Holdings Ltd.    United Kingdom
Research Instruments Ltd.    United Kingdom
Origio A/S    Denmark
Cooper Medical, Inc.             Delaware
CooperSurgical, Inc.        Delaware
Origio, Inc.                                    Virginia
Invitro Genetics, Inc.                                Delaware
Recombine, Inc.                                    Delaware
Reprogenetics LLC                                    Delaware

Each subsidiary is wholly-owned either by The Cooper Companies, Inc. or by the wholly-owned subsidiary under which it is indented in the list above.